Exhibit 99.1

TheStreet Reports First Quarter 2016 Results

•	Total Revenue of $16.1 million, down 5% year-over-year.
•	Business-to-Business Revenue of $7.2 million, unchanged year-over-year.
•	Consumer Subscription Revenue of $6.3 million, down 14% year-over-year.
•	Media Revenue of $2.6 million, up 11% year-over-year.
•	GAAP net loss attributable to common stockholders of $3.4 million, or ($0.10) per share, versus a net loss attributable to common stockholders of $1.1 million, or ($0.03) per share in the prior year period.
•	Adjusted EBITDA of $0.7 million, an increase of 25% over the prior year period.
•	Cash, cash equivalents, restricted cash and marketable securities of $32.0 million, an increase of $1.3 million during the quarter.
•	New financial reporting structure provides investors with increased transparency into business operations.
•	Continue to evaluate strong candidates for permanent CEO role.

NEW YORK, May 9, 2016/PRNewswire/ — TheStreet, Inc. (Nasdaq: TST) today reported financial results for the quarter ended March 31, 2016.

For the first quarter of 2016, the Company reported revenue of $16.1 million, net loss attributable to common stockholders of $3.4 million, or ($0.10) per basic and diluted share, and Adjusted EBITDA(1) of $0.7 million.

“This is the beginning of our transition year,” said Larry Kramer, Chairman and Interim CEO.  “We have launched product improvement projects in all of our businesses, and begun to add resources in technology, sales and content that will give us the products we need to grow. New technology investment and significant improvement in content, including this month’s launch of our European news operations, will provide new opportunities for growth by the end of this year.”

“In pursuing these strategic goals we have incurred certain restructuring costs and will continue to invest in operational improvements. To offset some of these expenditures, as we announced last quarter, we suspended the dividend payments for 2016,” Kramer added. “We have also begun to report our business-to-business and business-to-consumer business lines separately to help investors understand each business better. Finally, we have added key people to the management team and continue to evaluate several strong candidates for the role of permanent CEO.”

Revenue for the first quarter of 2016 was $16.1 million, a decrease of $0.8 million, or 5%, from $16.9 million in the prior year. This represents the first full quarterly comparison that includes revenue associated with Management Diagnostics Limited (“MDL”, or “BoardEx”), which was acquired on October 31, 2014.

Business-to-business revenue including The Deal, BoardEx and RateWatch totaled $7.2 million, essentially unchanged compared to the first quarter of 2015. Business-to-consumer revenue was $8.9 million, a decline of $0.8 million, or 8%, compared to the first quarter of 2015.

Operating expenses for the first quarter of 2016 were $19.2 million, an increase of $1.6 million, or 9%, from $17.6 million in the prior year period. The increase included a $1.4 million charge related to the departure of former CEO and President, Elisabeth DeMarse, as well as $1.2 million in accrued sales tax expenses. Excluding these one-time charges, operating expenses were $16.6 million, or 6% better than the prior year period. Net loss attributable to common stockholders for the first quarter of 2016 was $3.4 million compared to a net loss attributable to common stockholders of $1.1 million in the prior year period. The Company reported a basic and diluted net loss per share attributable to common stockholders of ($0.10) for the first quarter of 2016, compared to a net loss per share attributable to common stockholders of ($0.03) for the prior year period. Adjusted EBITDA for the first quarter of 2016 was $0.7 million, increase of $0.1 million, or 25% from the prior year period.

The company generated $2.2 million in operating cash flow for first quarter of 2016, compared to $0.8 million for the prior year period. The increase was the result of changes in the Company’s assets and liabilities over the periods, partially offset by the increased net loss. The Company ended the quarter with cash and cash equivalents, restricted cash and marketable securities of $32.0 million, as compared to $30.7 million as of December 31, 2015.

“In order to provide additional insight into our business, on our fourth quarter and year-end earnings call we promised to breakout revenue by business-to-business and business-to-consumer business lines in our quarterly reports,” said TheStreet Chief Financial Officer Eric F. Lundberg. “As we continue to grow and improve our product offerings, we believe this additional transparency will provide our investors with a better understanding of our performance and the drivers of growth for each of our businesses.”

Business-to-Business Revenue

Business-to-business revenue for the first quarter of 2016 was $7.2 million, essentially unchanged from the prior year period. Revenue for TheDeal was flat year-over-year, and the small increase in revenue from our RateWatch subsidiary was offset by a small decrease in revenue in BoardEx due to the strengthening of the US Dollar relative to the British Pound.

Business-to-Business Highlights

•	BoardEx released its Alumni Module allowing investment banks and law firms to track supportive and competitive alumni. This is a service unique to BoardEx.
•	BoardEx released its first version of Advisory Relationships, which tracks past banking and legal advisory work at the individual level.
•	The company has just began to ramp up European editorial coverage for The Deal, adding several editorial staffers in London at the end of the first quarter.
•	Bookings totaled $6.2 million for the first quarter of 2016, an increase of $0.2 million, or 3%, from the prior year period.
•	Bookings for the trailing four quarters were $27.8 million, an increase of $5.4 million, or 24%, from the prior period. Excluding the impact of BoardEx, bookings for the trailing four quarters were $17.4 million, a decrease of $0.8 million, or 5%, from the prior period.

Business-to-Consumer Revenue

Business-to-consumer subscription revenue for the first quarter of 2016 was $6.3 million, a decrease of $1.1 million, or 14%, from $7.4 million in the first quarter of 2015. This decrease primarily related to an 11% decline in the weighted-average number of subscriptions combined with a 3% decrease in the average revenue recognized per subscription. Business-to-consumer media revenue for the first quarter of 2016 was $2.6 million, an increase of $0.3 million, or 11%, from $2.3 million in the prior year period.

Business-to-Consumer Highlights: (2)

•	The number of paid subscriptions at March 31, 2016 was 71,900, a decrease of 11,700, or 14%, when compared to March 31, 2015, and a decrease of 4,900, or 6%, when compared to December 31, 2015.
•	Average revenue per subscription for the first quarter of 2016 decreased 3% when compared to the first quarter of 2015, and was essentially unchanged when compared to the fourth quarter of 2015.
•	Average monthly churn(3) was 5.6% for the first quarter of 2016, compared to 4.7% for the first quarter of 2015, and 4.7% for the fourth quarter of 2015.
•	First quarter 2016 page views increased 43% when compared to the first quarter of 2015, and increased 14% when compared to the fourth quarter of 2015.
•	First quarter 2016 organic page views increased 116% when compared to the first quarter of 2015, and increased 23% when compared to the fourth quarter of 2015.

Conference Call Information

TheStreet will discuss its financial results for the first quarter today at 8:30 a.m. EDT.

To participate in the call, please dial 888-576-4398 (domestic) or 719-325-2454 (international). The conference code is 3475096. This call is being webcast and can be accessed on the Investor Relations section of TheStreet website at. http://investor-relations.thestreet.com/events.cfm.

A replay of the webcast will be available approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.

About TheStreet

TheStreet, Inc. (www.t.st) is a leading independent digital financial information services company providing business and financial news, investing ideas and analysis to personal and institutional investors worldwide.  The Company's portfolio of business and personal finance brands includes: TheStreet, RealMoney, Action Alerts PLUS and MainStreet. To learn more, visit www.thestreet.com.  The Deal, the Company's institutional business, provides intraday coverage of mergers and acquisitions and all other changes in corporate control, and through its BoardEx product, director and officer profiles. To learn more, visit www.thedeal.com and www.boardex.com. RateWatch provides rate and fee data from banks and credit unions across the U.S. for a wide variety of banking products. To learn more, visit www.rate-watch.com.

Non-GAAP Financial Information

(1) To supplement the Company's financial statements presented in accordance with generally accepted accounting principles ("GAAP"), the Company uses non-GAAP measures of certain components of financial performance, including "EBITDA," "Adjusted EBITDA" and "free cash flow." EBITDA is adjusted from results based on GAAP to exclude interest, income taxes, depreciation and amortization. This non-GAAP measure is provided to enhance investors' overall understanding of the Company's current financial performance and its prospects for the future. Specifically, the Company believes that the non-GAAP EBITDA results are an important indicator of the operational strength of the Company's business and provide an indication of the Company's ability to service debt and fund acquisitions and capital expenditures. EBITDA eliminates the uneven effect of considerable amounts of non-cash depreciation of tangible assets and amortization of certain intangible assets that were recognized in business combinations. Adjusted EBITDA further eliminates the impact of non-cash stock compensation, restructuring, transaction related costs and other charges affecting comparability. A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company's businesses. Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets and investment spending levels. "Free cash flow" means net income/loss plus non-cash expenses net of gains/losses on dispositions of assets, less changes in operating assets and liabilities and capital expenditures. The Company believes that this non-GAAP financial measure is an important indicator of the Company's financial results because it gives investors a view of the Company's ability to generate cash.

(2) Consumer subscriptions include investing newsletters and exclude subscriptions from The Deal, DealFlow Media, BoardEx and RateWatch.

(3) Average monthly churn rate is defined as subscriber terminations/expirations in the quarter divided by the sum of the beginning subscribers and gross subscriber additions for the quarter, and then divided by three.  Subscriptions that are on a free-trial basis are not regarded as added or terminated unless the subscription is active at the end of the free-trial period.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding planned investments in our business, improved premium subscription products and expectations for 2016. Such forward-looking statements are subject to risks and uncertainties, including those described in the Company's filings with the Securities and Exchange Commission ("SEC") that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might contribute to such differences include, among others, economic downturns and the general state of the economy, including the financial markets and mergers and acquisitions environment; our ability to drive revenue, and increase or retain current subscription revenue, particularly in light of the investments in our expanded news operations; our ability to develop new products; competition and other factors set forth in our filings with the SEC, which are available on the SEC's website at www.sec.gov. All forward-looking statements contained herein are made as of the date of this press release. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences. The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Contacts:

Eric Lundberg

Chief Financial Officer

TheStreet, Inc.

ir@thestreet.com

John Evans

Investor Relations
PIR Communications
415-309-0230
ir@thestreet.com

THESTREET, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$29,831,758	$28,445,416
Accounts receivable, net of allowance for doubtful accounts of $287,984 at March 31, 2016 and $357,417 at December 31, 2015	3,481,733	5,102,464
Other receivables	578,549	790,148
Prepaid expenses and other current assets	1,161,447	1,205,708
Restricted cash	161,250	161,250
Total current assets	35,214,737	35,704,986

Property and equipment, net of accumulated depreciation and amortization of $5,020,356 at March 31, 2016 and $4,804,411 at December 31, 2015	3,277,008	2,773,737
Marketable securities	1,490,000	1,590,000
Other assets	322,354	329,885
Goodwill	42,869,441	43,318,670
Other intangibles, net of accumulated amortization of $16,351,971 at March 31, 2016 and $15,674,328 at December 31, 2015	18,301,648	18,674,376
Restricted cash	500,000	500,000
Total assets	$101,975,188	$102,891,654

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$2,893,769	$2,494,341
Accrued expenses	5,534,187	5,161,981
Deferred revenue	25,942,582	24,738,780
Other current liabilities	1,282,416	1,235,551
Total current liabilities	35,652,954	33,630,653
Deferred tax liability	2,187,021	1,906,295
Other liabilities	5,873,767	5,360,467
Total liabilities	43,713,742	40,897,415

Stockholders' Equity:
Preferred stock; $0.01 par value; 10,000,000 shares authorized; 5,500 shares issued and 5,500 shares outstanding at March 31, 2016 and December 31, 2015; the aggregate liquidation preference totals $55,000,000 as of March 31, 2016 and December 31, 2015	55	55
Common stock; $0.01 par value; 100,000,000 shares authorized; 42,567,444 shares issued and 35,230,812 shares outstanding at March 31, 2016, and 42,458,779 shares issued and 35,123,132 shares outstanding at December 31, 2015	425,674	424,588
Additional paid-in capital	269,991,552	269,524,415
Accumulated other comprehensive income	(2,754,567)	(1,999,026)
Treasury stock at cost; 7,336,632 shares at March 31, 2016 and 7,335,647 shares at December 31, 2015	(13,057,729)	(13,056,541)
Accumulated deficit	(196,343,539)	(192,899,252)
Total stockholders' equity	58,261,446	61,994,239

Total liabilities and stockholders' equity	$101,975,188	$102,891,654

THESTREET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended March 31,
	2016	2015
Net revenue:
Business to business	$7,132,800	$7,133,625
Business to consumer	8,936,632	9,756,424
Total net revenue	16,069,432	16,890,049

Operating expense:
Cost of services	7,886,556	8,323,691
Sales and marketing	3,884,426	4,511,089
General and administrative	5,113,906	3,787,871
Depreciation and amortization	943,156	978,236
Restructuring and other charges	1,380,052	-
Total operating expense	19,208,096	17,600,887
Operating loss	(3,138,664)	(710,838)
Net interest expense	(495)	(33,533)
Net loss before income taxes	(3,139,159)	(744,371)
Provision for income taxes	305,128	232,441
Net loss	(3,444,287)	(976,812)
Preferred stock cash dividends	-	96,424
Net loss attributable to common stockholders	$(3,444,287)	$(1,073,236)

Basic and diluted net loss per share:
Net loss attributable to common stockholders	$(0.10)	$(0.03)

Cash dividends declared and paid per common share	$-	$0.025

Weighted average basic and diluted shares outstanding	35,197,955	34,779,165

Reconciliation of net loss to adjusted EBITDA - see note (1):
Net loss	$(3,444,287)	$(976,812)
Provision for income taxes	305,128	232,441
Net interest expense	495	33,533
Depreciation and amortization	943,156	978,236
EBITDA	(2,195,508)	267,398
Restructuring and other charges	1,380,052	-
Stock based compensation	363,128	373,391
One-time sales tax provision	1,245,000	-
Recovery of previously impaired investment	(50,800)	(48,405)
Adjusted EBITDA	$741,872	$592,384

THESTREET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	For the Three Months Ended March 31,
	2016	2015
Cash Flows from Operating Activities:
Net loss	$(3,444,287)	$(976,812)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	363,128	373,391
Provision for doubtful accounts	(56,454)	50,013
Depreciation and amortization	943,156	978,236
Deferred taxes	280,726	185,777
Restructuring and other charges	105,113	-
Deferred rent	31,830	(81,949)
Changes in operating assets and liabilities:
Accounts receivable	1,661,128	1,188,264
Other receivables	210,202	16,698
Prepaid expenses and other current assets	40,331	(549,954)
Other assets	4,602	(215,314)
Accounts payable	403,023	162,968
Accrued expenses	386,873	(1,836,116)
Deferred revenue	1,385,980	1,544,495
Other current liabilities	(148,288)	(218,161)
Other liabilities	33,159	223,146
Net cash provided by operating activities	2,200,222	844,682

Cash Flows from Investing Activities:
Sale and maturity of marketable securities	-	2,005,484
Capital expenditures	(718,818)	(672,791)
Net cash (used in) provided by investing activities	(718,818)	1,332,693

Cash Flows from Financing Activities:
Cash dividends paid on common stock	(10,221)	(909,106)
Cash dividends paid on preferred stock	-	(96,424)
Proceeds from the exercise of stock options	-	391
Shares withheld on RSU vesting to pay for withholding taxes	(1,188)	(10,741)
Net cash used in financing activities	(11,409)	(1,015,880)

Effect of exchange rate changes on cash and cash equivalents	(83,653)	78,081

Net increase in cash and cash equivalents	1,386,342	1,239,576
Cash and cash equivalents, beginning of period	28,445,416	32,459,009
Cash and cash equivalents, end of period	$29,831,758	$33,698,585

Reconciliation of net loss to free cash flow - see note (1):
Net loss	$(3,444,287)	$(976,812)
Noncash expenditures	1,667,499	1,505,468
Changes in operating assets and liabilities	3,977,010	316,026
Capital expenditures	(718,818)	(672,791)
Free cash flow	$1,481,404	$171,891